Exhibit 99.2
Recast quarterly historical financial information for the year ended December 30, 2023 (unaudited)

Year Ended (In Millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Operating segment revenue:
Intel Products:
Client Computing
Desktop	$1,879	$2,370	$2,753	$3,164
Notebook	3,407	3,896	4,503	5,184
Other	481	514	611	496
	5,767	6,780	7,867	8,844
Data Center and AI	2,901	3,155	3,076	3,503
Network and Edge	1,489	1,364	1,450	1,471
Total Intel Products revenue	$10,157	$11,299	$12,393	$13,818

Intel Foundry	$4,831	$4,172	$4,732	$5,175
All other
Altera	816	848	735	480
Mobileye	458	454	530	637
Other	166	117	187	180
Total all other revenue	1,440	1,419	1,452	1,297
Total operating segment revenue	$16,428	$16,890	$18,577	$20,290
Intersegment eliminations	(4,713)	(3,941)	(4,419)	(4,884)
Total net revenue	$11,715	$12,949	$14,158	$15,406

Segment operating income (loss):
Intel Products:
Client Computing	$1,180	$1,986	$2,780	$3,567
Data Center and AI	22	469	391	738
Network and Edge	(69)	64	100	109
Total Intel Products operating income	$1,133	$2,519	$3,271	$4,414

Intel Foundry	$(2,360)	$(1,869)	$(1,407)	$(1,319)
All other
Altera	290	346	263	4
Mobileye	123	129	170	242
Other	(66)	(120)	(198)	(104)
Total all other operating income	347	355	235	142
Total segment operating income (loss)	$(880)	$1,005	$2,099	$3,237
Intersegment eliminations	456	(413)	5	(251)
Corporate unallocated expenses	(1,044)	(1,608)	(2,112)	(401)
Total operating income (loss)	$(1,468)	$(1,016)	$(8)	$2,585